UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Adeza Biomedical Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

     Payment of Filing Fee (Check the appropriate box):

☑ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4) Proposed maximum aggregate value of transaction:

     5) Total fee paid:

     ☐ Fee paid previously with preliminary materials.

     ☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

     2) Form, Schedule or Registration Statement No.:

     3) Filing Party:

     4) Date Filed:

ADEZA BIOMEDICAL CORPORATION

Notice of Annual Meeting Of Stockholders
To Be Held June 9, 2005
      The Annual Meeting of Stockholders of Adeza Biomedical Corporation (the “Company”) will be held on June 9, 2005 at 10:00 a.m. local time at the offices of Heller Ehrman LLP, Company’s legal counsel, located at 275 Middlefield Road, Menlo Park, California, 94025, for the following purposes, as more fully described in the accompanying Proxy Statement:

1. To elect two Class I directors to hold office until the 2008 Annual Meeting of Stockholders and until their successors are elected and qualified.

2. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005.

3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.
      Only stockholders of record at the close of business on April 25, 2005 will be entitled to notice of, and to vote at, such meeting or any adjournments or postponements thereof.

BY ORDER OF THE BOARD OF DIRECTORS

Emory V. Anderson
President, Chief Executive Officer and Secretary
Sunnyvale, California
May 3, 2005
YOUR VOTE IS IMPORTANT!
      WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ACCOMPANYING PROXY CARD IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY CARD.

2005 ANNUAL MEETING OF STOCKHOLDERS
BOARD OF DIRECTORS
NOMINEES AND CONTINUING DIRECTORS
DIRECTOR NOMINATION
DIRECTOR COMPENSATION
BOARD MEETINGS AND COMMITTEES
COMMUNICATIONS WITH DIRECTORS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
CODE OF ETHICS
SECURITY OWNERSHIP BY CERTAIN BENEFICIAL HOLDERS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE
PERFORMANCE GRAPH
PROPOSAL 1 -- ELECTION OF DIRECTORS
PROPOSAL 2 -- RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER MATTERS
STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

Adeza Biomedical Corporation
1240 Elko Drive
Sunnyvale, California 94089
(408) 745-0975

PROXY STATEMENT

2005 ANNUAL MEETING OF STOCKHOLDERS
      Adeza Biomedical Corporation (the “Company”) is furnishing this Proxy Statement and the enclosed proxy in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on June 9, 2005, at 10:00 a.m. local time, at offices of Heller Ehrman LLP, the Company’s legal counsel, located at 275 Middlefield Road, Menlo Park, California 94025-3506, and at any adjournments thereof (the “Annual Meeting”). These materials are being mailed to stockholders on or about May 3rd, 2005.
      Only holders of the Company’s common stock as of the close of business on April 25, 2005 (the “Record Date”) are entitled to vote at the Annual Meeting. Stockholders who hold shares of the Company in “street name” may vote at the Annual Meeting only if they hold a valid proxy from their broker. As of the Record Date, there were 16,708,439 shares of common stock outstanding.
      A majority of the outstanding shares of common stock entitled to vote at the Annual Meeting must be present in person or by proxy in order for there to be a quorum at the meeting. Stockholders of record who are present at the meeting in person or by proxy and who abstain from voting, including brokers holding customers’ shares of record who cause abstentions to be recorded at the meeting, will be included in the number of stockholders present at the meeting for purposes of determining whether a quorum is present.
      Each stockholder of record is entitled to one vote at the Annual Meeting for each share of common stock held by such stockholder on the Record Date. Stockholders do not have cumulative voting rights. Stockholders may vote their shares by using the proxy card enclosed with this Proxy Statement. All proxy cards received by the Company which are properly signed and have not been revoked will be voted in accordance with the instructions contained in the proxy cards. If a signed proxy card is received which does not specify a vote or an abstention, the shares represented by that proxy card will be voted for the nominees to the Board of Directors listed on the proxy card and in this Proxy Statement and for the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005. The Company is not aware, as of the date hereof, of any matters to be voted upon at the Annual Meeting other than those stated in this Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders. If any other matters are properly brought before the Annual Meeting, the enclosed proxy card gives discretionary authority to the persons named as proxies to vote the shares represented by the proxy card in their discretion.
      Under Delaware law and the Company’s Amended and Restated Certificate of Incorporation and Bylaws, if a quorum exists at the meeting, the affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked “Withhold authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked “Abstain” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.
      For shares held in “street name” through a broker or other nominee, the broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if stockholders do not give their broker or nominee specific instructions, their shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.
      A stockholder of record may revoke a proxy at any time before it is voted at the Annual Meeting by (a) delivering a proxy revocation or another duly executed proxy bearing a later date to the Secretary of the Company at 1240 Elko Drive, Sunnyvale, California 94089 or (b) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not revoke a proxy unless the stockholder actually votes in person at the meeting.
      The proxy card accompanying this Proxy Statement is solicited by the Board of Directors of the Company. The Company will pay all of the costs of soliciting proxies. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies personally, or by telephone, without receiving additional compensation. In addition, the Company may retain a proxy solicitation firm to assist in the solicitation of proxies in connection with the Annual Meeting. If the Company engages a proxy solicitation firm, the Company will pay such firm’s customary fees, which the Company expects would be approximately $10,000 plus expenses. The Company, if requested, will also pay brokers, banks and other fiduciaries who hold shares of Common Stock for beneficial owners for their reasonable out-of-pocket expenses of forwarding these materials to stockholders.
BOARD OF DIRECTORS
      The name, age and year in which the term expires of each member of the Board of Directors of the Company is set forth below:

			Term Expires
			on the Annual
			Meeting Held
Name	Age	Position	in the Year

Andrew E. Senyei, MD(2)	55	Chairman of the Board	2006
Emory V. Anderson	51	President, Chief Executive Officer and Director	2007
Nancy D. Burrus(1)(2)	50	Director	2005
Michael P. Downey(1)(2)	57	Director	2006
Kathleen D. LaPorte(3)	43	Director	2007
Craig C. Taylor(1)(3)	54	Director	2005

(1)	Member of audit committee

(2)	Member of compensation committee

(3)	Member of nominating and corporate governance committee
      At the Annual Meeting, the stockholders will vote on the election of Nancy D. Burrus and Craig C. Taylor as Class I directors to serve for a three-year term until the annual meeting of stockholders in 2008 and until their successors are elected and qualified. All directors will hold office until the annual meeting of stockholders at which their terms expire and the election and qualification of their successors.
NOMINEES AND CONTINUING DIRECTORS
      The following individuals have been nominated for election to the Board of Directors or will continue to serve on the Board of Directors after the Annual Meeting:
      Andrew E. Senyei, MD, Chairman of the Board, has served as one of our directors since 1987. Dr. Senyei has been a Managing Director and a General Partner of Enterprise Partners, a venture capital firm, since 1987. Dr. Senyei was a founder of Molecular Biosystems and, prior to joining Enterprise Partners, was a practicing clinician and Adjunct Associate Professor of Obstetrics, Gynecology and Pediatrics at the University of California at Irvine. He serves on the boards of directors of numerous private healthcare companies.
      Emory V. Anderson has been our President and Chief Executive Officer since February 1997. From October 1992 to February 1997, Mr. Anderson was our Vice President and Chief Financial Officer. Prior to joining us, Mr. Anderson served as Executive Vice President and Chief Operating Officer of Indesys, Inc., which he co-founded in 1984. Previously, he held the position of Director of Finance for Atari, Inc.
      Nancy D. Burrus has served as one of our directors since December of 1994. Ms. Burrus has been a general partner of IndoSuez Ventures, a venture capital firm, since 1990. IndoSuez Ventures manages STF II, L.P., one of our institutional shareholders. Prior to joining Suez Ventures, Ms. Burrus was a Vice President with Morgan Stanley Ventures. She serves on the boards of directors of several private companies.
      Michael P. Downey has served as one of our directors since March 2005. Mr. Downey has served in various executive positions at Nellcor Puritan Bennett and one of its predecessors, most recently as executive vice president and chief financial officer. He has also held several executive positions at Shugart Corporation, including Vice President of Finance. Prior to that, Mr. Downey held several financial management positions with General Motors Corporation. He currently serves on the board of directors of Vertical Communications, Inc. (formerly Artisoft, Inc.), Emulex Corporation and First Consulting Group, Inc. Mr. Downey previously served as a board member to ReSound Corporation prior to that company’s acquisition in 1999.
      Kathleen D. LaPorte has served as one of our directors since April of 2002. Ms. LaPorte has been a general partner of Sprout Group, a venture capital firm, since 1994. Prior to joining the Sprout Group, Ms. LaPorte was a principal at Asset Management Company, a venture capital firm focused on early stage investments. She has also worked as a financial analyst with The First Boston Corporation. She serves on the board of directors of VNUS Medical Technologies, Inc. and ISTA Pharmaceuticals, Inc., both publicly held companies, and several private companies.
      Craig C. Taylor has served as one of our directors since 1986. Mr. Taylor heads the life science investments at Alloy Ventures and has been active in venture capital since 1977. He serves on the board of directors of Pharmacyclics and Solexa, both publicly held companies, and several private companies.
      There are no family relationships among any of the Company’s directors or executive officers.
DIRECTOR NOMINATION
      The information below describes the criteria and process that the nominating and corporate governance committee uses to evaluate candidates to the Board.
      Board Membership Criteria. The nominating and corporate governance committee is responsible for assessing the appropriate balance of experience, skills and characteristics required of the Board. Nominees for director are selected on the basis of depth and breadth of experience, knowledge, integrity, ability to make independent analytical inquiries, understanding of the Company’s business environment, the willingness to devote adequate time to Board duties, the interplay of the candidate’s experience and skills with those of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board. Additionally, the nominating and corporate governance committee seeks to ensure that at least a majority of the directors are independent under the rules of the Nasdaq Stock Market, that the audit committee and compensation committee are composed entirely of independent directors, and that members of the audit committee possess such accounting and financial expertise as the principal stock exchange or quotation service on which the Company’s shares are listed or quoted shall require.
      Stockholder Proposals for Nominees. The nominating and corporate governance committee will consider written proposals from stockholders for director nominees. Any such nominations should be submitted to the nominating and corporate governance committee c/o the Secretary of the Company and should include (at a minimum) the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) the name(s) and address(es) of the stockholder(s) making the nomination and the number of shares of the Company’s common stock which are owned beneficially and of record by such stockholder(s); and (c) appropriate biographical information and a statement as to the qualifications of the nominee, and should be submitted in the time frame described in the Bylaws of the Company and under the caption, “STOCKHOLDER PROPOSALS” below.
      Process for Identifying and Evaluating Nominees. The nominating and corporate governance committee will initiate the process for identifying and evaluating nominees to the Board by identifying a slate of candidates who meet the criteria for selection as nominees and have the specific qualities or skills being sought based on input from members of the Board, management and, if the nominating and corporate governance committee deems appropriate, a third-party search firm. These candidates will be evaluated by the nominating and corporate governance committee by reviewing the candidates’ biographical information and qualification and checking the candidates’ references. Qualified nominees will be interviewed by at least one member of the nominating and corporate governance committee. Serious candidates will meet, either in person or by telephone, with all members of the nominating and corporate governance committee and as many other members of the Board as practicable, and using the input from such interviews and the information obtained by the nominating and corporate governance committee, the nominating and corporate governance committee will evaluate which of the prospective candidates is qualified to serve as a director and whether the committee should recommend to the Board that the Board nominate, or elect to fill a vacancy, with one of these final prospective candidates. Candidates recommended by the nominating and corporate governance committee will be presented to the Board for selection as nominees to be presented for the approval of the stockholders or for election to fill a vacancy. The nominating and corporate governance committee expects that a similar process will be used to evaluate nominees recommended by stockholders. However, to date, the Company has not received any stockholder proposal to nominate a director.
      Nominees to the Board of Directors for the Annual Meeting. The nominees for the Annual Meeting are current directors and were recommended for selection by the nominating and corporate governance committee and were selected by the independent members of the Board.
      Appointment of Michael P. Downey. After an evaluation pursuant to the process described above, including being interviewed by each Board member, Mr. Downey was recommended to the independent members of the Board by the nominating and corporate governance committee. Mr. Downey was appointed to the Board on March 8, 2005.
DIRECTOR COMPENSATION
      The Company does not currently pay cash compensation to the Chairman of the Board or other non-employee directors for their service as directors. The Company does intend to pay cash compensation to directors in the future. Directors are reimbursed for certain expenses in connection with attending Board and committee meetings. Mr. Anderson does not receive additional compensation for his service as a director.
      The Company has also granted, and expects to continue to grant, non-employee directors options to purchase shares of the Company’s common stock. Pursuant to the Company’s 2004 Equity Incentive Plan, upon the completion of the Company’s initial public offering, the Company granted Andrew E. Senyei an option to purchase 30,000 shares of common stock and each of Nancy D. Burrus, Craig C. Taylor and Kathleen D. LaPorte an option to purchase 22,500 shares of common stock, at an exercise price of $19.70 per share. These options vest in 48 equal monthly installments. Upon the exercise of an unvested option or the unvested portion of an option, the holder will receive shares of common stock that are subject to a right of repurchase by the Company.
BOARD MEETINGS AND COMMITTEES
      The Company’s Board of Directors met ten times during fiscal 2004. The audit committee met two times, the compensation committee met one time and one action was taken via unanimous written consent and the nominating and corporate governance committee did not meet during fiscal 2004. Each member of the Board attended 75% or more of the Board meetings, and each member of the Board who served on either the audit, compensation or nominating committee attended at least 75% of the committee meetings.
      The Board has determined that the following directors are “independent” under current Nasdaq rules: Andrew E. Senyei, Nancy D. Burrus, Michael P. Downey, Kathleen D. LaPorte and Craig C. Taylor.
      The Board of Directors has standing audit, compensation and nominating and corporate governance committees.
      Audit Committee. The audit committee currently consists of Michael P. Downey (chairman), Nancy D. Burrus and Craig C. Taylor. The Board has determined that all members of the audit committee are independent directors under the rules of the Nasdaq Stock Market and each of them is able to read and understand fundamental financial statements. The Board has determined that Mr. Downey qualifies as an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission. The purpose of the audit committee is to oversee the accounting and financial reporting processes of the Company and audits and reviews of its financial statements. The responsibilities of the audit committee include appointing and providing for the compensation of the Company’s independent registered public accounting firm to conduct the annual audit and quarterly reviews of the Company’s financial statements, reviewing the scope and results of the independent audits, reviewing and evaluating internal accounting policies, and approving all professional services to be provided to the Company by its independent registered public accounting firm.
      Compensation Committee. The compensation committee currently consists of Andrew E. Senyei (chairman), Nancy D. Burrus and Michael P. Downey. The Board has determined that all members of the compensation committee are independent directors under the rules of the Nasdaq Stock Market. The compensation committee administers the Company’s benefit plans, reviews and administers all compensation arrangements for executive officers, and establishes and reviews general policies relating to the compensation and benefits of our officers and employees.
      Nominating and Corporate Governance Committee. The Company’s nominating and corporate governance committee consists of Kathleen D. LaPorte (chair) and Craig C. Taylor. The nominating and corporate governance committee was formed in July 2004, held no meetings in 2004 and has held one meeting in 2005. The nominating and corporate governance committee is responsible for identifying individuals qualified to serve as members of the Board, recommending to the independent members of the Board nominees for election as directors of the Company and providing oversight with respect to corporate governance and ethical conduct. The Company believes that the functioning of its nominating and corporate governance committee complies with applicable requirements of the Nasdaq National Market and SEC rules and regulations. A copy of the charter of the nominating and corporate governance committee can be found at: http://www.adeza.com.
COMMUNICATIONS WITH DIRECTORS
      Stockholders or other interested parties may communicate with any director or committee of the Board by writing to them c/o Chief Financial Officer, 1240 Elko Drive, Sunnyvale, California 94089. Comments or questions regarding the Company’s accounting, internal controls or auditing matters will be referred to members of the audit committee. Comments or questions regarding the nomination of directors and other corporate governance matters will be referred to members of the nominating and corporate governance committee.
      The Company currently has a policy of encouraging all directors to attend the annual stockholder meetings. Although the Company was privately held until its initial public offering on December 10, 2004, the Company did hold an annual meeting in August 2004. None of the Company’s directors attended the 2004 annual meeting.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
      No interlocking relationship exists, or in the past fiscal year has existed, between any member of our compensation committee and any member of any other company’s board of directors or compensation committee.
CODE OF ETHICS
      The Company has adopted a code of ethics that applies to all officers and employees, including its principal executive officer, principal financial officer and controller. This code of ethics is included as Exhibit 14.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 filed with the Securities and Exchange Commission.
SECURITY OWNERSHIP BY CERTAIN BENEFICIAL HOLDERS
      The following table sets forth information regarding ownership of the Common Stock as of March 31, 2005 or earlier date for information based on filings with the Securities and Exchange Commission by (a) each person known to the Company to own more than 5% of the outstanding shares of the Common Stock, (b) each director and nominee for director of the Company, (c) the Company’s Chief Executive Officer and each other executive officer named in the compensation tables appearing later in this Proxy Statement and (d) all directors and executive officers as a group. The information in this table is based solely on statements in filings with the Securities and Exchange Commission (the “SEC”) or other reliable information.

	Amount and Nature of
	Beneficial Ownership(2)
			Percent
Name and Address of Beneficial Owner(1)	Stock	Options	of Class

Directors and Executive Officers
Kathleen D. LaPorte(3)	2,853,875	22,500	17.30%
Andrew E. Senyei(4)(5)	1,793,804	38,729	11.01%
Craig C. Taylor(6)	839,183	24,380	5.19%
Nancy D. Burrus(7)	615,551	22,500	3.84%
Michael P. Downey(8)	—	22,500	*
Emory V. Anderson(9)	25,423	525,246	3.21%
Mark D. Fischer-Colbrie(10)	—	169,447	1.01%
Durlin E. Hickok(11)	980	168,482	1.01%
Robert O. Hussa(12)	43,956	32,715	*
Marian E. Sacco(13)	—	173,687	1.04%
All directors and executive officers as a group (10 persons)(18)	6,172,772	1,200,185	41.40%
5% Stockholders
Entities affiliated with Sprout Capital(3)	2,853,875	—	17.18%
Enterprise Partners V, L.P.(4)	1,781,857	—	10.73%
AMVESCAP PLC(17)	1,269,519	—	7.64%
Entities affiliated with Charter Venture Capital(14)	1,179,981	—	7.11%
Aeneas Venture Corporation(15)	907,011	—	5.46%
Entities affiliated with Alliance Technology Ventures(16)	845,291	—	5.09%
Entities affiliated with Asset Management(6)	822,985	1,880	4.97%

*	Less than 1%.

(1)	Unless otherwise indicated, the address of each of the named individuals is c/o Adeza Biomedical Corporation, 1240 Elko Drive, Sunnyvale, California 94089.

(2)	Beneficial ownership of shares is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power, or of which a person has the right to acquire ownership within 60 days after March 31, 2005. Except as otherwise noted, each person or entity has sole voting and investment power with respect to the shares shown.

(3)	Includes 2,344 shares underlying options that are exercisable within 60 days of March 31, 2005 and 20,156 shares underlying options that are exercisable and subject to vesting or a right of repurchase within 60 days of March 31, 2005, 57,077 shares held of record by DLJ Capital Corp., 285,387 shares held of record by DLJ First ESC L.P., 1,372,993 shares of record held by Sprout Capital VII, L.P., 15,948 shares of record held by Sprout CEO Fund, L.P., and 1,122,470 shares held of record by Sprout Growth II, L.P. Kathleen LaPorte, a member of our board of directors, is a managing director of DLJ Capital Corp. DLJ Capital Corp. is a wholly-owned subsidiary of Credit Suisse First Boston (USA), Inc. Credit Suisse First Boston (USA), Inc. is a subsidiary of Credit Suisse First Boston, Inc. DLJ LBO Plans Management Corp. is the general partner of DLJ First ESC, L.P. DLJ LBO Plans Management Corp. is an indirect subsidiary of Credit Suisse First Boston (USA), Inc. DLJ Capital Corp. is the managing general partner of Sprout Capital VII, L.P. and Sprout Growth II, L.P. and is the sole general partner of Sprout CEO Fund, L.P. According to information provided by DLJ Capital Corp., Credit Suisse First Boston, Inc. is the parent company of Credit Suisse First Boston (USA), Inc. and may be deemed to beneficially own the shares owned by DLJ Capital Corp., Sprout CEO Fund, L.P., DLJ First ESC, L.P., Sprout Capital VII, L.P. and Sprout Growth II, L.P.; however, Credit Suisse First Boston, Inc. disclaims beneficial ownership of these shares except to the extent of its pecuniary interest therein. Ms. LaPorte disclaims beneficial ownership of such shares except to the extent of her pecuniary interest therein. DLJ Capital Corp., Sprout CEO Fund, L.P., DLJ First ESC, L.P. Sprout Capital VII, L.P. and Sprout Growth II, L.P. are located at 1 Madison Avenue, New York, NY 10010.

(4)	Includes 1,781,857 shares held of record by Enterprise Partners V, L.P. Andrew Senyei, M.D., a member of our board of directors, William Stensrud, Thomas Clanoy, Naser Partovi and James H. Berglund are general partners of Enterprise Partners V, L.P. and may be deemed to beneficially own the shares owned by Enterprise Partners V, L.P.; however, each person disclaims beneficial ownership of these shares except to the extent of his proportionate pecuniary interest therein. The address for Enterprise Partners V, L.P. is 2223 Avenida de la Playa, Suite 300, La Jolla, California 92037, attn: Andrew Senyei.

(5)	Includes 11,854 shares underlying options that are exercisable within 60 days of March 31, 2005 and 26,875 shares underlying options that are exercisable and subject to vesting or a right of repurchase within 60 days of March 31, 2005, and 8,962 shares of record held by Andrew Senyei, a member of our Board of Directors, 995 shares of record held by the Alison Marie Senyei Trust, 995 shares of record held by the Grant Drew Senyei Trust, and 995 shares of record held by the Kelly Joanne Senyei Trust.

(6)	Includes 4,224 shares underlying options that are exercisable within 60 days of March 31, 2005 and 20,156 shares underlying options that are exercisable and subject to vesting or a right of repurchase within 60 days of March 31, 2005, 465,035 shares held of record by Asset Management Associates 1984, L.P. and 357,950 shares held of record by Asset Management Associates 1989, L.P. Craig Taylor, a member of our board of directors, John Schoch and Franklin P. Johnson, Jr. are the general partners of AMC Partners 84, L.P. and Messrs. Taylor, Schoch, Johnson and Ferrell Sanders are the general partners of AMC Partners 89, L.P. AMC Partners 84, L.P. is the general partner of Asset Management Associates 1984, L.P. and AMC Partners 89, L.P. is the general partner of Asset Management Associates 1989, L.P. AMC Partners 84, L.P. and Messrs. Taylor, Schoch and Johnson may be deemed to beneficially own the shares owned by Asset Management Associates 1984, L.P., and AMC Partners 89, L.P. and Messrs. Taylor, Schoch, Johnson and Ferrell may be deemed to beneficially own the shares owned by Asset Management Associates; however, each entity and person disclaims beneficial ownership of these shares except to the extent of his or its proportionate pecuniary interest therein. The address for the Asset Management Associates funds is 480 Cowper Street, 2nd Floor, Palo Alto, CA 94301.

(7)	Includes 2,344 shares underlying options that are exercisable within 60 days of March 31, 2005 and 20,156 shares underlying options that are exercisable and subject to vesting or a right of repurchase within 60 days of March 31, 2005, and 615,551 shares held of record by STF II, L.P., a fund affiliated with Suez Ventures. Nancy D. Burrus, a member of our board of directors, Guy H. Conger and David E. Gold are general partners of STF II, L.P. and may be deemed to beneficially own the shares owned by STF II, L.P.; however each person disclaims beneficial ownership of the shares except to the extent of his or her proportionate pecuniary interest therein. The address for STF II, L.P. is 2180 Sand Hill Road, Suite 450, Menlo Park, CA 94025.

(8)	Includes 938 shares underlying options that are exercisable within 60 days of March 31, 2005 and 21,562 shares underlying options that are exercisable and subject to vesting or a right of repurchase within 60 days of March 31, 2005.

(9)	Includes 351,031 shares underlying options that are exercisable within 60 days of March 31, 2005, and 174,215 shares underlying options that are exercisable and subject to vesting or a right of repurchase within 60 days of March 31, 2005.

(10)	Includes 133,666 shares underlying options that are exercisable within 60 days of March 31, 2005, and 35,781 shares underlying options that are exercisable and subject to vesting or a right of repurchase within 60 days of March 31, 2005.

(11)	Includes 130,826 shares underlying options that are exercisable within 60 days of March 31, 2005, and 37,656 shares underlying options that are exercisable and subject to vesting or a right of repurchase within 60 days of March 31, 2005.

(12)	Includes 17,481 shares underlying options that are exercisable within 60 days of March 31, 2005, and 15,234 shares underlying options that are exercisable and subject to vesting or a right of repurchase within 60 days of March 31, 2005.

(13)	Includes 138,921 shares underlying options that are exercisable within 60 days of March 31, 2005, and 34,766 shares underlying options that are exercisable and subject to vesting or a right of repurchase within 60 days of March 31, 2005.

(14)	Includes 2,498 shares held of record by Charter Advisors Fund IV, L.P., 7,920 shares held by record of Charter Entrepreneurs Fund IV, L.P. and 1,169,563 shares held of record by CLS-I-IV, LLC. A. Barr Dolan, Fred M. Schwarzer, Nelson N.H. Teng and Donald C. Harrison are the managers of CLS I-IV, LLC and A. Barr Dolan and Ravi Chiruvolu are the managers of Charter Ventures IV Partners, LLC, the general partner of Charter Entrepreneurs Fund IV, L.P. and Charter Advisors Fund IV, L.P. Messrs. Dolan, Schwarzer, Teng and Harrison may be deemed to beneficially own the shares owned by CLS IV, LLC; however each person disclaims beneficial ownership of the shares except to the extent of his pecuniary interest therein. Charter Ventures IV Partners, LLC and Messrs. Dolan and Chiruvolu may be deemed to beneficially own the shares owned by Charter Entrepreneurs Fund IV, L.P. and Charter Advisors Fund IV, L.P.; however each person and entity disclaims beneficial ownership of the shares except to the extent of his or its proportionate pecuniary interest therein. The address for Charter Venture Capital is 525 University Avenue, Suite 1400, Palo Alto, CA 94301.

(15)	Includes 907,011 shares of record held by Aeneas Ventures Corporation. Aeneas Venture Corporation, a wholly owned subsidiary of the President and Fellows of Harvard College, assists in the investment and management of the Harvard University endowment fund. Voting and investment authority over the shares held by Aeneas Ventures Corporation is shared by Kim Davis, Michael Eisenson, Tim Palmer and Mark Rosen, all of whom are Managing Directors of Charlesbank Capital Partners, LLC, the investment advisor to Aeneas Ventures Corporation. The address for Aeneas Venture Corporation is c/o Charlesbank Capital Partners, LLC, 600 Atlantic Avenue, 26th Floor, Boston, MA 02210.

(16)	Includes 838,269 shares held of record by Alliance Technology Ventures III, L.P., and 7,022 shares held of record by ATV III Affiliates Fund, L.P. The General Partner for both Alliance Technology Ventures III, L.P. and ATV III Affiliates Fund, L.P. is ATV III Partners, LLC. The managers of ATV III Partners, LLC are Michael A. Henos, William L. Lyman, J. Connor Seabrook and Michael R. Slawson. ATV III Partners, LLC and Messrs. Henos, Lyman, Seabrook and Slawson may be deemed to beneficially own the shares owned by Alliance Technology Ventures III, L.P. and ATV III Affiliates Fund, L.P.; however, each person and entity disclaims beneficial ownership of the shares except to the extent of his or its proportionate pecuniary interest therein. The address for the Alliance Technology Ventures is 8995 Westside Parkway, Alpharetta, GA 30004.

(17)	Includes 1,099,819 shares held of record by AIM Advisors, Inc., 90,000 shares of record held by INVESCO Asset Management Limited and 79,700 shares of record held by INVESCO Institutional (N.A.), Inc. The address for the AMVESCAP PLC is 11 Devonshire Square, London EC2M 4YR, England.

(18)	Total number of shares includes common stock held by entities affiliated with directors and executive officers. See footnotes 3 through 13 above.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      From January 1, 2004 until the date of this Proxy Statement, there has not been any transaction or series of similar transactions, nor is there currently proposed any transaction or series of similar transactions, to which we were, are, or would be a party, and in which the amount involved exceeded or would exceed $60,000 and in which any of our directors or executive officers, any holder of more than 5% of any class of our voting securities or any member of the immediate family of any of these persons had or will have a direct or indirect material interest, other than the compensation arrangements (including with respect to equity compensation as described herein) and the transactions described below.
      Loans to executive officers. In December 2000, in connection with his offer of employment, we agreed to loan Mark D. Fischer-Colbrie up to $183,000 in connection with his offer letter. On February 1, 2003, we entered into a promissory note with Mr. Fischer-Colbrie in the amount of $109,800. The terms of the note provided that the principal amount would be due on January 31, 2006, and interest on the unpaid principal balance would accrue at an annual rate of 1.65%. The note also provides that the loan amount is forgiven by $36,600 in principal along with accumulated interest at the end of each 12 months of employment. The full amount of the note, including interest, would be due and payable within 30 days of Mr. Fischer-Colbrie’s resignation from our company or his termination by us for cause. In the event of a change of control transaction, a merger with another company or his termination without cause by us, the loan and any accumulated interest would be forgiven. In August 2004, the $76,000 unpaid balance and interest of Mr. Fischer-Colbrie’s loan was forgiven.
      Management continuity agreements. See “Severance and Change of Control Agreements — Management continuity agreements.”
      Indemnification agreements. We have entered into indemnification agreements with our directors and executive officers for the indemnification of and advancement of expenses to these persons to the fullest extent permitted by law. We also intend to enter into these agreements with our future directors and executive officers.
      Other agreements. All of our current employees and consultants have entered into agreements with us relating to the protection of our confidential information and the assignment of inventions. None of our employees are employed for a specified term and each employee’s employment with us is subject to termination at any time by either party for any reason, with or without cause, without further liability or obligation.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Under Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) and SEC rules, the Company’s directors, executive officers and beneficial owners of more than 10% of any class of equity security are required to file periodic reports of their ownership, and changes in that ownership, with the SEC. Based solely on its review of copies of these reports and representations of such reporting persons, the Company believes that during fiscal year 2004, such SEC filing requirements were satisfied.

EXECUTIVE COMPENSATION
      The following tables and descriptive materials set forth information concerning compensation earned for services rendered to the Company by the Chief Executive Officer (the “CEO”) and the Company’s next four most highly compensated executive officers for fiscal year 2004. Collectively, together with the CEO, these are the “named executive officers”.
Summary Compensation Table

				Long Term
				Compensation
				Awards
		Annual Compensation
				Securities	All Other
Name and Principal Position(s)	Year	Salary	Bonus	Underlying Options	Compensation(1)

Emory V. Anderson	2004	$337,209	$168,605	168,750	—
President and Chief Executive	2003	310,277	108,597	—	—
Officer
Mark D. Fischer-Colbrie	2004	229,839	68,952	37,500	$76,000	(2)
Vice President, Finance and	2003	216,293	43,259	—	33,500	(2)
Administration and Chief Financial Officer
Durlin E. Hickok	2004	229,412	45,882	37,500	—
Vice President, Medical Affairs	2003	218,720	43,744	—	—
Robert O. Hussa	2004	203,500	20,350	18,750	—
Vice President, Research and	2003	199,346	19,935	—	—
Development
Marian E. Sacco	2004	222,310	44,462	37,500	—
Vice President, Sales and	2003	209,388	41,878	—	—
Marketing

(1)	In accordance with the rules of the SEC, the other annual compensation disclosed in this table does not include various perquisites and other personal benefits received by a named executive officer that does not excess the lesser of $50,000 or 10% of such officer’s salary and bonus disclosed in this table.

(2)	Represents forgiveness of loan.
Options/ Executive Officers
      The following table shows the options granted to the named executive officers during fiscal year 2004 and the potential realizable value of those grants (on a pre-tax basis) determined in accordance with SEC rules. The information in this table shows how much the named executive officers may eventually realize in future dollars under two hypothetical situations: if the price of the common stock increases 5% or 10% in value per year, compounded over the life of the options. These amounts represent assumed rates of appreciation, and are not intended to forecast future appreciation of the common stock.
Options Granted In Last Fiscal Year

	Individual Grants				Reasonable Realizable
					Value at Assumed Annual
		% of Total			Rate of Stock Price
		Options	Exercise		Appreciation
		Granted to	Or Base		For Option Term($)
	Options	Employees in	Price	Expiration
Name	Granted	Fiscal Year(1)	($/sh)	Date	5%	10%

Emory V. Anderson	168,750	28%	10.00	08/04/2014	1,061,260	2,689,440
Mark D. Fischer-Colbrie	37,500	6%	10.00	08/04/2014	235,835	597,653
Durlin E. Hickok	37,500	6%	10.00	08/04/2014	235,835	597,653
Robert O. Hussa	18,750	3%	10.00	08/04/2014	117,918	298,827
Marian E. Sacco	37,500	6%	10.00	08/04/2014	235,835	597,653

(1)	The percentage of options is based upon an aggregate of 609,150 options granted during fiscal year 2004 to employees, including the named executive officers.
Aggregated Option Exercises And Option Values Table
      The following table shows information concerning the value of remaining exercisable and unexercisable options held by each of the named executive officers at December 31, 2004, on a pre-tax basis.
Aggregated Option Exercises In Last Fiscal Year
And Fiscal Year-End Option Values

					Value of Unexercised
			Number of Unexercised		In-the-Money Options
	Shares		Options at Year End		At Year End(1)
	Acquired on	Value
Name	Exercise	Realized	Exercisable(2)	Unexercisable	Exercisable	Unexercisable

Emory V. Anderson	—	—	549,389	228,901	$8,317,157	$2,214,054
Mark D. Fischer-Colbrie	—	—	122,700	46,747	1,723,211	429,422
Durlin E. Hickok	—	—	120,713	48,749	1,840,094	461,980
Robert O. Hussa	—	—	56,031	17,187	938,966	129,074
Marian E. Sacco	—	—	130,719	42,968	2,056,803	380,005

(1)	Based on the closing price of the common stock as reported on the Nasdaq National Market at December 31, 2004, less the exercise price, multiplied by the number of shares underlying the option.

(2)	Each of the outstanding options listed maybe exercised at any time, whether vested or unvested. Upon the exercise of an unvested option or the unvested portion of an option, the holder will receive shares of restricted stock that are subject to our repurchase right at the original purchase price of the shares. The repurchase right lapses in accordance with the vesting schedule applicable to the option.
Limitation on Liability and Indemnification of Officers and Directors
      Our amended and restated certificate of incorporation limits the liability of our directors to the maximum extent permitted by Delaware law. Delaware law provides that a corporation may eliminate the personal liability of its directors for monetary damages for breach of their fiduciary duties as directors, except liability for any of the following acts:

•	breach of their duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions; and

•	any transaction from which the director derived an improper personal benefit.
      Our bylaws provide that we will indemnify our directors, officers, employees and other agents to the fullest extent permitted by the Delaware General Corporation Law. Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent of ours for any liability arising out of his or her actions in such capacity, regardless of whether the Delaware General Corporation Law would permit a corporation to indemnify for such liability.
      We have obtained directors’ and officers’ insurance providing indemnification for all of our directors and officers for certain liabilities. We believe that these provisions and this insurance are necessary to attract and retain qualified directors and officers. At present, there is no pending litigation or proceeding involving any of our directors, officers, employees or agents where indemnification would be required or permitted. We are not aware of any pending or threatened litigation or proceeding that might result in a claim for such indemnification.

Severance and Change of Control Agreements

Management continuity agreements
      We have entered into a management continuity agreement with each of Mr. Anderson, Mr. Fischer-Colbrie, Dr. Hickok, Dr. Hussa and Ms. Sacco. Mr. Anderson’s agreement provides that if we experience a “change of control” (as defined in the agreement), the vesting of each equity award granted to Mr. Anderson shall accelerate such that 75% of the aggregate number of unvested awards shall become vested immediately prior to the effective date of the transaction. In the event that Mr. Anderson’s employment is terminated other than for “cause” or if he resigns for “good reason” (each as defined in the agreement) at any time within 12 months following a change of control, each equity award shall become 100% vested as of the termination date. In addition, Mr. Anderson will receive severance benefits equal to 18 months of his salary, a lump sum payment equal to 75% of the bonus payment made to Mr. Anderson for the prior fiscal year and continuation of his health insurance benefits at our expense under COBRA for up to 18 months. In the event that Mr. Anderson’s termination or resignation occurs for one of the reasons specified above, at any time prior to, or more than 12 months following, a change of control, he will receive severance benefits equal to 12 months of his base salary, 50% of the prior year’s bonus, continuation of his health insurance benefits at our expense under COBRA for up to 12 months, and 12 months acceleration of his unvested equity awards. In both cases, equity awards granted on or after July 2004 shall remain exercisable for 18 months following his termination date.
      Mr. Fischer-Colbrie’s agreement provides that if we experience a “change of control” (as defined in the agreement), the vesting of each equity award granted to Mr. Fischer-Colbrie shall accelerate such that 50% of the aggregate number of unvested awards shall become vested immediately prior to the effective date of the transaction. In the event that Mr. Fischer-Colbrie’s employment is terminated other than for “cause” or if he resigns for “good reason” (each as defined in the agreement) at any time within 12 months following a change of control, each equity award shall become 100% vested as of his termination date. In addition, Mr. Fischer-Colbrie will receive severance benefits equal to 12 months of his salary, a lump sum payment equal to 50% of the bonus payment made to Mr. Fischer-Colbrie for the prior fiscal year and continuation of his health insurance benefits at our expense under COBRA for up to 12 months. In the event that Mr. Fischer-Colbrie’s termination or resignation occurs for one of the reasons specified above at any time prior to, or more than 12 months following, a change of control, he will receive severance benefits equal to 6 months of his base salary, 25% of the prior year’s bonus, continuation of his health insurance benefits at our expense under COBRA for up to 6 months, and 12 months acceleration of his unvested equity awards. In both cases, equity awards granted on or after July 2004 shall remain exercisable for 18 months following his termination date.
      Under the agreements with Dr. Hickok, Dr. Hussa and Ms. Sacco, if we experience a “change of control” (as defined in the agreement), the vesting of each equity award granted to the officer shall accelerate such that 50% of the aggregate number of unvested awards shall become immediately vested immediately prior to the effective date of the transaction. In the event that the officer’s employment is terminated other than for “cause” or if he or she resigns for “good reason” (each as defined in the agreement) at any time within 12 months following a change of control, the officer will receive severance benefits equal to 9 months of his or her salary, a lump sum payment equal to 37.5% of the bonus payment made to the officer for the prior fiscal year, continuation of his or her health insurance benefits at our expense under COBRA for up to 9 months and 12 months acceleration of his or her unvested equity awards. In addition, equity awards granted on or after July 2004 shall remain exercisable for 18 months following his or her termination date. In the event that the officer’s termination or resignation occurs for one of the reasons specified above, at any time prior to, or more than 12 months following, a change of control, he or she will receive severance benefits equal to 6 months of his or her base salary, 25% of the prior year’s bonus and continuation of his or her health insurance benefits at our expense under COBRA for up to 6 months.
      Each of these agreements further provides that, to the extent the severance payments and benefits payable under the agreements would cause the officer to be liable for “parachute payment” excise taxes applicable by reason of Section 4999 of the Internal Revenue Code, the officer will receive an additional “gross up” payment to indemnify the officer for the effect of the excise taxes.

      As a condition of receipt of the severance payments and benefits under the agreements, each officer must execute a release of claims agreement in the form we provide and confirm his or her obligations to us under our standard form of proprietary information agreement.
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
      The purpose of the compensation committee under a written charter adopted by the Board is to assist the Board in the discharge of its responsibilities relating to executive and director compensation, and to oversee incentive, equity-based and other compensatory plans in which executive officers and key employees of the Company participate. The current members of the compensation committee are Andrew E. Senyei, Nancy D. Burrus and Michael P. Downey, each of whom is a “non-employee director” within the meaning of Section 16 of the Securities and Exchange Act and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code. Mr. Downey joined the Board and was appointed to the compensation committee in March 2005. In performing its duties, the compensation committee reviews reports and recommendations presented by management, and from time to time considers information obtained from outside firms or consultants to assist it in the review of compensation levels, structure and design. The Company’s compensation policy for executive officers is to offer a total compensation package that aligns compensation with business objectives and performance and enables the Company to attract, retain and reward executive officers, whose contributions are necessary for the long term success of the Company. As a result, compensation may consist of salary and bonus, which provide current incentives, and stock options, which provide longer-term incentives.
Base Salary and Cash Bonus
      Base salaries for new management employees are determined initially by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for managerial talent, including a comparison of base salaries for comparable positions at similar companies of comparable size and capitalization. Annual salary adjustments are determined by evaluating the competitive marketplace, the performance of the Company, the performance of the executive and the operational areas of the Company for which the executive is responsible, and the responsibilities assumed by the executive. Cash bonus awards are based on the performance of the executive, the performance of the operational groups reporting to the executive and the performance of the Company. The compensation to be paid to any individual executive has not been based on any particular mathematical formula. Rather, the compensation committee reviews objectives, accomplishments, performance and compensation as a whole for each executive (and all executives), as well as the recommendations of the Chief Executive Officer, and makes appropriate compensation determinations in the exercise of its business judgment.
Equity Compensation
      The compensation committee believes that equity-based compensation in the form of stock options aligns the interests of executives with the long-term interests of the Company’s stockholders by encouraging executive officers to acquire a proprietary interest in the Company. The compensation committee further believes that the use of vesting periods encourages retention of executive officers, and accordingly stock options granted to executive officers generally vest over time. The stock options are granted to executive officers on a discretionary basis, at varying times and in varying amounts, with an exercise price that is equal to the market price, when available of the Company’s common stock at the time of grant. The size and the timing of each grant are based on a number of factors, including the Company’s achievement of specific milestones, the individual’s level of responsibility, the amount, exercise price and term of options already held by the individual, the individual’s contributions to the achievement of the Company’s financial and strategic objectives, and industry practices and norms. In accordance with this policy, during 2004 the existing equity-based compensation of the executive officers was reviewed and new grants of stock options were made to the Company’s executive officers under the Company’s 1995 Stock Option and Restricted Stock Plan.

Chief Executive Officer’s Compensation
      In 2004, Emory V. Anderson, the Company’s President and Chief Executive Officer, received a salary increase of approximately 8.70% over his 2003 salary. The committee believes that Mr. Anderson’s salary is currently below the mid-range of salaries for chief executive officers of other public technology-based companies of similar size and in the same geographic region as the Company. In 2004, Mr. Anderson provided strong leadership to the Company in its achievement of strategic and financial objectives. Mr. Anderson’s bonus for 2004 reflects his important contributions to the Company’s success in 2004, including the successful completion of the Company’s initial public offering, the continued strong growth of the Company’s business, including significant growth in both revenue and net income.
Effect of Section 162(m) of the Internal Revenue Code
      Section 162(m) of the Internal Revenue Code limits to $1,000,000 per person the amount that the Company may deduct in any taxable year for compensation paid to the Chief Executive Officer and any of the four other most highly compensated officers. Under the Treasury Regulations corresponding to Section 162(m) of the Internal Revenue Code, compensation received through the exercise of an option will not be subject to the $1,000,000 limit if it qualifies as “qualified performance-based compensation” within the meaning of Section 162(m). The Company’s 1995 Stock Option and Restricted Stock Plan and the 2004 Equity Incentive Plan were approved by the Company’s stockholders in order for stock options with an exercise price equal to the fair market value of the option shares on the grant date granted under such plans to meet the Section 162(m) requirements for “qualified performance-based compensation” and therefore be exempted from the limitation on deductibility. The compensation committee believes that the best interests of the Company and its stockholders will be served if the Company’s stock-based long-term incentives qualify as “qualified performance-based compensation.” It is the compensation committee’s intention that, so long as it is consistent with the Company’s overall compensation objectives, virtually all executive compensation will be deductible by the Company for federal income tax purposes.

THE COMPENSATION COMMITTEE

Andrew E. Senyei, MD, Chair
Nancy D. Burrus
Michael P. Downey
Equity Compensation Plan Information
      The following table provides information as of December 31, 2004 with respect to the shares of the Company’s Common Stock that may be issued under all of the Company’s existing equity compensation plans, including its 1995 Stock Option and Restricted Stock Plan and its 2004 Equity Incentive Plan.

	(a)	(b)	(c)
			Number of Securities
			Remaining Available for
			Future Issuance Under
	Number of Securities to	Weighted Average	Equity Compensation Plans
	Be Issued upon Exercise	Exercise Price of	(Excluding Securities
Plan Category	of Outstanding Options	Outstanding Options	Reflected in Column(a))

1995 Stock Option and Restricted Stock Plan	2,147,101	$4.70	—
2004 Equity Incentive Plan	97,500	$19.70	1,801,981

Total	2,244,601	$5.35	1,801,981	(1)

(1)	Includes a total of 1,716,456 shares of common stock remaining available for future issuance under the Company’s 2004 Equity Incentive Plan as of March 31, 2005. The 2004 Equity Incentive Plan contains an “evergreen” provision that automatically increases on January 1 of each year, the lesser of an additional (a) 3% of the number of the Company’s shares issued and outstanding as of the preceding December 31, (b) 525,000 shares and (c) a number of shares set by the Board. In addition, shares subject to options that expire unexercised under the 1995 Stock Option and Restricted Stock Plan will be available for grant under the 2004 Equity Incentive Plan. There are no shares available for future issuance under the Company’s 1995 Stock Option and Restricted Stock Plan.

REPORT OF THE AUDIT COMMITTEE
      Under the guidance of a written charter adopted by the Board and enclosed with this proxy statement as Appendix A, the purpose of the audit committee is to oversee the accounting and financial reporting processes of the Company and audits and reviews of its financial statements. The responsibilities of the audit committee include appointing and providing for the compensation of the Company’s independent registered public accounting firm. Each of the members of the audit committee meets the independence requirements of Nasdaq.
      Management has primary responsibility for the system of internal controls and the financial reporting process. The independent registered public accounting firm has the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards.
      In this context and in connection with the audited financial statements contained in the Company’s Annual Report on Form 10-K, the audit committee:

•	reviewed and discussed the audited financial statements as of and for the fiscal year ended December 31, 2004 with the Company’s management and with Ernst & Young LLP, the Company’s independent registered public accounting firm;

•	discussed with Ernst & Young LLP the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement of Auditing Standards No. 90, Audit Committee Communications;

•	reviewed the written disclosures and the letter from Ernst & Young LLP required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, discussed with Ernst & Young LLP their independence, and concluded that the non-audit services performed by Ernst & Young LLP are compatible with maintaining their independence;

•	based on the foregoing reviews and discussions, recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 filed with the Securities and Exchange Commission; and

•	instructed Ernst & Young LLP that the audit committee expects to be advised if there are any subjects that require special attention.

THE AUDIT COMMITTEE

Michael P. Downey
Nancy D. Burrus
Craig C. Taylor
Principal Accountant Fees and Services
      The audit committee has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2004.

      The following table shows the fees paid or accrued by the Company for the audit and other services provided by Ernst & Young LLP for fiscal 2004 and 2003.

	2004	2003

Audit Fees(1)	$949,938	$117,500
Tax Fees(2)	$46,642	$33,712

Total	$996,580	$151,212

      The audit committee has delegated to the Chair of the audit committee the authority to pre-approve audit-related and non-audit services not prohibited by law to be performed by the Company’s independent registered public accounting firm and associated fees, provided that the Chair shall report any decision to pre-approve such audit-related or non-audit services and fees to the full audit committee at its next regular meeting.

(1)	Audit fees represent fees for professional services provided in connection with the audit of the Company’s financial statements and review of the Company’s quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

(2)	For fiscal 2004 and 2003 tax fees principally related to preparation services for Federal and State returns.

PERFORMANCE GRAPH
      The following graph compares the cumulative total stockholder return data for the Company’s common stock since December 10, 2004 (the date on which the Company’s common stock was first traded on the Nasdaq National Market to the cumulative return over such period of (i) The Nasdaq Stock Market Composite Index, and (ii) the Nasdaq Medical Device Index. The graph assumes that $100 was invested on the date on which the Company completed the initial public offering of its common stock, in the common stock and in each of the comparative indices. The graph further assumes that such amount was initially invested in the Common Stock of the Company at $16.00, the price to which such stock was first offered to the public by the Company on the date of its initial public offering, and reinvestment of any dividends. The stock price performance on the following graph is not necessarily indicative of future stock price performance.
COMPARISON OF CUMULATIVE TOTAL RETURN*
Among Adeza Biomedical Corporation, the Nasdaq Stock Market (U.S.) Index,
and the Nasdaq Medical Equipment Index

*	$100 invested on 12/10/04 in stock or 11/30/04 in index-including reinvestment of dividends. Fiscal year ending December 31.

PROPOSAL 1 — ELECTION OF DIRECTORS
      At the Annual Meeting, the stockholders will vote on the election of two Class I directors to serve for a three-year term until the annual meeting of stockholders in 2008 and until their successors are elected and qualified. The Board of Directors has unanimously nominated Nancy D. Burrus and Craig C. Taylor for election to the Board of Directors as Class I directors. The nominees have indicated that they are willing and able to serve as directors. If Nancy D. Burrus or Craig C. Taylor becomes unable or unwilling to serve, the accompanying proxy may be voted for the election of such other person as shall be designated by the Board of Directors. The proxies being solicited will be voted for no more than two nominees at the Annual Meeting. The Class I Directors will be elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting, assuming a quorum is present. Stockholders do not have cumulative voting rights in the election of directors.
      The Board of Directors recommends a vote “for” the election of Nancy D. Burrus and Craig C. Taylor as class I directors.
      Unless otherwise instructed, it is the intention of the persons named in the accompanying proxy card to vote shares represented by properly executed proxy cards for the election of Nancy D. Burrus and Craig C. Taylor.
PROPOSAL 2 — RATIFICATION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
      At the Annual Meeting, the stockholders will be asked to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make statements if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions.
      The Board of Directors recommends a vote “for” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005.
OTHER MATTERS
      As of the time of preparation of this Proxy Statement, neither the Board of Directors nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Annual Meeting and this Proxy Statement. If any other business should properly come before the meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.
STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING
      The Company’s Bylaws provide that advance notice of a stockholder’s proposal must be delivered to the Secretary of the Company at the Company’s principal executive offices not less than 120 days, and not more than 150 days, prior to the first anniversary of the mailing date of the proxy materials for the previous year’s annual meeting. However, the Bylaws also provide that in the event that no annual meeting was held in the previous year or the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the date contemplated at the time of the previous year’s proxy statement, this advance notice must be received no later than the close of business on the later of the 150th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is fist made. Each stockholder’s notice must contain the following information as to each matter the stockholder proposes to bring before the annual meeting: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the

Exchange Act, and such person’s written consent to serving as director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner; (ii) the class and number of shares of the Company that are owned beneficially and of record by such stockholder and such beneficial owner; and (iii) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Company’s voting shares required under applicable law to carry the proposal, or, in the case of a nomination or nominations, a sufficient number of holders of the Company’s voting shares to elect such nominee or nominees.
      A copy of the full text of the provisions of the Company’s Bylaws dealing with stockholder nominations and proposals is available to stockholders from the Secretary of the Company upon written request.
      Under the rules of the Securities and Exchange Commission, stockholders who wish to submit proposals for inclusion in the Proxy Statement of the Board of Directors for the 2006 Annual Meeting of Stockholders must submit such proposals so as to be received by the Company at 1240 Elko Drive, Sunnyvale, California 94089, on or before January 3, 2006. In addition, if the Company is not notified by January 3, 2006, of a proposal to be brought before the 2006 Annual Meeting by a stockholder, then proxies held by management may provide the discretion to vote against such proposal even though it is not discussed in the proxy statement for such meeting.

By Order of the Board of Directors

Emory V. Anderson
President, Chief Executive Officer and Secretary
Sunnyvale, California
May 3, 2005
YOUR VOTE IS IMPORTANT!
      WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ACCOMPANYING PROXY CARD IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY CARD.

Adeza Biomedical Corporation
1240 Elko Drive
Sunnyvale, CA 94089

Proxy Solicited by the Board of Directors
for the Annual Meeting of Stockholders
to be Held Thursday, June 9, 2005
10:00 a.m.

     The undersigned hereby appoints Emory V. Anderson and Mark D. Fischer-Colbrie or any one of them with full power of substitution, proxies to vote at the Annual Meeting of Stockholders of Adeza Biomedical Corporation (the “Company”) to be held on June 9, 2005 at 10:00 a.m., local time, and at any adjournment thereof, hereby revoking any proxies heretofore given, to vote all shares of Common Stock of the Company held or owned by the undersigned as directed on the reverse side of this proxy card, and in their discretion upon such other matters as may come before the meeting.

     1.     To elect Nancy D. Burrus and Craig C. Taylor as Class I directors, to hold office until the 2008 Annual Meeting of Stockholders and until their successors are elected and qualified, the nominees listed below:

01
02

___	FOR	___	WITHHOLD AUTHORITY
	All nominees listed		to vote (as to all nominees)
(except as indicated
below)

     To withhold authority to vote for any individual nominee, write the nominee’s name on the line provided below.

     2.      To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005.

___ For	___ Against	___ Abstain

          The Board recommends that you vote FOR the above proposals. This proxy, when properly executed, will be voted in the manner directed above. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ABOVE PROPOSALS. This proxy may be revoked by the undersigned at any time, prior to the time it is voted by any of the means described in the accompanying proxy statement.

Signature(s) of Stockholder(s)

Date and sign exactly as name(s) appear(s) on this proxy. If signing for estates, trusts, corporations or other entities, title or capacity should be stated. If shares are held jointly, each holder should sign.

Date: , 2005

PLEASE COMPLETE, DATE AND SIGN THIS PROXY
AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.